Exhibit h 1

AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT
BETWEEN AND AMONG
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
AND
MAINSTAY VP SERIES FUND, INC.
AND
NEW YORK LIFE INVESTMENT MANAGEMENT LLC

THIS AGREEMENT made as of the 30th day of June 2010 (the “Agreement”), between and among NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (“COMPANY”), a life insurance company organized under the laws of the State of Delaware, on its own behalf and on behalf of each segregated asset account of the COMPANY set forth on Schedule A hereto, as may be amended from time to time (the accounts hereinafter referred to as the “Separate Accounts”), and MAINSTAY VP SERIES FUND, INC. (“FUND”), a Maryland Corporation, and NEW YORK LIFE INVESTMENT MANAGEMENT LLC (“ADVISER”), a Delaware limited liability company (each a “Party,” and collectively, the “Parties”).

WHEREAS, the Parties acknowledge and agree that this Agreement supersedes the Stock Sale Agreement between the COMPANY and the FUND dated June 4, 1993, the Amendment to the Stock Sale Agreement between the COMPANY and the FUND, dated September 27, 2002, and the Fund Participation Agreement between and among the COMPANY, FUND and ADVISER, dated October 7, 2004; and

WHEREAS, the FUND is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company; and

WHEREAS, the shares of common stock of the FUND are divided into several series of shares (each a “Portfolio”), representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, certain Portfolios are divided into two separate share classes, an Initial Class and a Service Class, and the FUND has adopted a Rule 12b-1 Plan under the 1940 Act pursuant to which a distribution services fee is paid out of the assets of the Service Class shares; and

WHEREAS, the shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the FUND is organized to act as a funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies, which have entered into participation agreements with the FUND and the ADVISER (“Participating Insurance Companies”), and may also offer its shares to qualified group pension plans and group retirement plans in accordance with Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”), and the U.S. Treasury Department (“Treasury”) Regulations and Internal Revenue Service guidelines thereunder (the “Plans”); and

WHEREAS, the FUND has received an order from the SEC, dated March 18, 2009 (File No. 812-13515), granting exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the FUND to be sold to and held by (i) variable annuity and variable life insurance separate accounts of the COMPANY and affiliated and unaffiliated life insurance companies; (ii) insurance company depositors of variable life insurance and/or variable annuity separate accounts investing in the FUND through their general accounts; (iii) the ADVISER and any other investment advisers to one or more series of the FUND (or their affiliates); and (iv) Plans (the “Mixed and Shared Funding Order”); and

WHEREAS, the COMPANY has established or will establish one or more Separate Accounts to offer variable contracts issued by the COMPANY (“Variable Contracts”) and, to the extent permitted by applicable insurance laws and regulations, the COMPANY intends to purchase, on behalf of the Separate Accounts, shares of the FUND to fund certain Variable Contracts, and the FUND is authorized to sell such shares to the COMPANY at net asset value (“NAV”); and

WHEREAS, the ADVISER is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and is the investment manager and administrator of the Portfolios of the FUND.

NOW, THEREFORE, in consideration of their mutual promises, the COMPANY, the FUND and the ADVISER agree as follows:

Article I
SALE OF FUND SHARES

1.1           Subject to Article VIII hereof and the terms set forth in its registration statement, as may be amended from time to time, the FUND agrees to make shares of the Portfolios listed in Schedule A, as may be amended from time to time (“Designated Portfolios”), available for purchase at the applicable NAV per share by the COMPANY and the Separate Accounts on those days on which the New York Stock Exchange is open for regular trading and on which the FUND calculates its Designated Portfolio(s)’ NAV (a “Business Day”) pursuant to the 1940 Act and the SEC rules and regulations thereunder.

1.2           The FUND agrees to sell to the COMPANY those shares of the Designated Portfolios of the FUND which the COMPANY on behalf of the Separate Account(s) shall order, executing such orders on each Business Day at the NAV next computed after receipt by the FUND or its designee of the order for the shares of the FUND. For purposes of this Section 1.2, the COMPANY shall be the designee of the FUND for receipt of such orders from the COMPANY and receipt by such designee shall constitute receipt by the FUND; provided that the FUND receives notice of such order by 11:00 a.m. Eastern time on the next following Business Day, or such later time as permitted in Section 1.5 hereof.

1.3           The FUND agrees to redeem for cash, on the COMPANY’s request, any full or fractional shares of the FUND held by the COMPANY on behalf of the Separate Account(s), executing such requests on each Business Day at the NAV next computed after receipt by the FUND or its designee of the request for redemption. For purposes of this Section 1.3, the COMPANY shall be the designee of the FUND for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the FUND; provided that the FUND receives notice of such request for redemption by 11:00 a.m. Eastern time on the next Business Day or such later time as permitted in Section 1.5 hereof. The FUND may delay redemption of the FUND shares of any Designated Portfolio to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder; provided that in no event may any delay by the FUND in paying redemption proceeds cause the COMPANY or Separate Account to fail to meet its obligations under Section 22(e) of the 1940 Act, or require the COMPANY to pay redemption proceeds out of its general account, unless such delay is the direct result of an exception stated in Section 22(e) to which the FUND but not the COMPANY is entitled.

1.4           The FUND shall furnish same-day notice by wire or telephone (followed by written confirmation) to the COMPANY of any income, dividends, or capital gain distributions payable on the shares of any Portfolio. The COMPANY hereby elects to receive all such income, dividends, and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio. The FUND shall notify the COMPANY by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions. The COMPANY reserves the right, on its behalf and on behalf of its Separate Account(s), to revoke this election and to receive all dividends and capital gain distributions in cash.

1.5           The FUND shall make the NAV per share for the Designated Portfolio(s) available to the COMPANY on each Business Day as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:00 p.m. Eastern time. In the event that the FUND is unable to meet the 6:00 p.m. Eastern time stated herein, the FUND shall provide additional time for the COMPANY to place orders for the purchase and redemption of shares equal to the additional time it takes the FUND to make the NAVs available to the COMPANY. However, if NAVs are not available for inclusion in the next business cycle and purchase orders/redemptions are not able to be calculated and available for the COMPANY to execute within the time frame identified in Sections 1.2 and 1.3 hereof, the COMPANY on behalf of the Separate Account(s), shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share NAV. The FUND shall calculate such NAV in accordance with the FUND’s registration statement.

1.6           The COMPANY shall calculate Separate Account unit values at the end of each Business Day. Using these unit values, the COMPANY shall process each such Business Day’s Separate Account transactions based on requests and premiums received by it by the close of regular trading on the New York Stock Exchange to determine the net dollar amount of the FUND shares which shall be purchased or redeemed at that day’s closing NAV per share.

1.7           In the event of net purchases, the COMPANY shall pay for the FUND shares by 3:00 p.m. Eastern time on the same day that it notifies the FUND or its agent of a purchase request for such shares, as provided in Section 1.2. Payment shall be in federal funds transmitted to the FUND by wire to an account designated by the FUND. Upon receipt by the FUND of the federal funds so wired, such funds shall cease to be the responsibility of the COMPANY and shall become the responsibility of the FUND. In the event of net redemptions, the FUND shall pay and transmit the proceeds of redemptions of FUND shares by 3:00 p.m. Eastern time on the next Business Day after the FUND or its agent is properly notified of the redemption order of such shares, as provided in Section 1.3. The FUND may delay payment of redemption proceeds to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder; provided that in no event may any delay by the FUND in paying redemption proceeds cause the COMPANY or Separate Account to fail to meet its obligations under Section 22(e) of the 1940 Act, or require the COMPANY to pay redemption proceeds out of its general account, unless such delay is the direct result of an exception stated in Section 22(e) to which the FUND but not the COMPANY is entitled. Payment shall be in federal funds transmitted to the COMPANY or its designee by wire to an account designated by the COMPANY. Upon receipt by the COMPANY of the federal funds so wired, such funds shall cease to be the responsibility of the FUND and shall become the responsibility of the COMPANY.

1.8           In the event of an error in the computation of a Designated Portfolio’s NAV per share or any dividend or capital gain distribution (each, a “pricing error”), the ADVISER or the FUND shall immediately notify the COMPANY as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article IX of this Agreement. A pricing error shall be corrected as follows: (i) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (ii) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the ADVISER shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Variable Contract owner accounts need be made; and (iii) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then the ADVISER shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the COMPANY for reasonable administrative and/or systems costs of adjustments made to correct Variable Contract owner accounts. With respect to (iii) above, if an adjustment to a Variable Contract owner account is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the appropriate Designated Portfolio(s) attributable to the accounts of the Variable Contract owner’s will be adjusted and the amount of any underpayments shall be credited by the ADVISER to the COMPANY for crediting of such amounts to the applicable Variable Contract owners accounts. Upon notification by the ADVISER of any overpayment due to a material error, the COMPANY shall promptly remit to the ADVISER any overpayment that has not been paid to Variable Contract owner’s; however, the ADVISER acknowledges that the COMPANY does not intend to seek additional payments from any Variable Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. In no event shall the COMPANY be liable to Variable Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (ii) or (iii) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.8 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

1.9           The FUND agrees that all shares of the Designated Portfolios of the FUND will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans which represent and warrant to the FUND that they qualify to purchase shares of the FUND under Section 817(h) of the Code and Treasury Regulation 1.817-5 without impairing the ability of the Separate Account to consider the portfolio investments of the FUND as constituting investments of the Separate Account for the purpose of satisfying the diversification requirements of Section 817(h). Shares of the Designated Portfolios of the FUND will not be sold directly to the general public.

1.10           The FUND may suspend or terminate the offering of the shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the FUND (“Board”), acting in good faith in the exercise of its fiduciary duties to such Designated Portfolio shareholders, including the COMPANY and the Separate Account(s), under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Designated Portfolio. The FUND reserves the right, upon prior written notice to the COMPANY (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, reorganization, liquidation, merger or sale of all assets of the FUND or any Portfolio upon the sole authorization of the Board, acting in good faith, where permitted by law.

1.11           Issuance and transfer of the FUND’s shares will be by book entry only. Stock certificates will not be issued to the COMPANY or the Separate Account(s). Shares ordered from the FUND will be recorded in an appropriate title for the Separate Account(s) or the appropriate sub-account of the Separate Account(s).

1.12           The Parties acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other Participating Insurance Companies (subject to Section 1.9, Section 1.13, and Article VI hereof) and the cash value of the Variable Contracts may be invested in other investment companies.

1.13           The FUND will not sell shares of the Designated Portfolio(s) to insurance company separate accounts unless an agreement containing any other provisions substantially the same as Sections 2.1, 2.2, 2.3, 2.4, 2.9, 2.12 and 2.13 of Article II, Article V, and Article VI of this Agreement is in effect to govern such sales.

1.14           The Parties acknowledge that market timing, short-term trading or excessive trading (hereinafter “Market Timing”) may be harmful to the Designated Portfolios. The Parties agree to establish policies and procedures reasonably designed to prevent Market Timing trading abuses.

Article II
REPRESENTATIONS AND WARRANTIES

2.1           The COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Delaware and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that NYLIFE Distributors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

2.2           The COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will (i) register each Separate Account as a unit investment trust (“UIT”) in accordance with the provisions of the 1940 Act unless exempt from the relevant provisions thereof; and (ii) cause each Separate Account to remain so registered to the extent required under the 1940 Act to serve as a segregated asset account for the Variable Contracts.

2.3           The COMPANY represents and warrants that the interests under the Variable Contracts are or will be registered under the 1933 Act to the extent required prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. The COMPANY further represents and warrants that the sale of the Variable Contracts shall comply in all material respects with applicable state insurance suitability requirements.

2.4           The COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify the FUND and the ADVISER immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or may not be so treated in the future.

2.5           The FUND represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act, duly authorized for issuance and sold in accordance with this Agreement and all applicable federal and state laws, and the FUND is and shall remain registered under the 1940 Act. The FUND shall amend its registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required to effect the continuous offering of its shares. The FUND shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND.

2.6           The FUND represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act. The FUND represents and warrants that the FUND has disclosed or made available, in writing, all information relating to the FUND operations requested by the COMPANY and that such information is true and accurate in all material respects as of the effective date of this Agreement. Without prior notice to the COMPANY, the FUND will not make any changes in fundamental investment policies.

2.7           The ADVISER represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state laws and shall perform its obligations hereunder and to the FUND in compliance in all material respects with all applicable federal and state laws.

2.8           The FUND and the ADVISER each represents and warrants that all of its respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the FUND are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the FUND in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time (the “Fidelity Bonds”). The Fidelity Bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9           The COMPANY represents and warrants that all of its respective directors, officers, employees and other individuals or entities dealing with the money and/or securities of the Separate Account(s) are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Separate Account(s) in an amount not less than $5 million. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10           The FUND and the ADVISER each represents and warrants that each Designated Portfolio complies, and will continue to comply, at all times with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including, without limitation, Treasury Regulation 1.817-5, and any binding Treasury interpretations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. The ADVISER will notify the COMPANY immediately upon having a reasonable basis for believing any Designated Portfolio has ceased to comply or might not so comply and will immediately take all steps necessary to adequately diversify the Designated Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5. In making this representation and warranty, the FUND and the ADVISER may assume that each of the Variable Contracts are and will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code and that such Variable Contracts are and will be treated as variable contracts under Section 8l7(d) of the Code.

2.11           The FUND and the ADVISER each represent and warrant that each Designated Portfolio is currently qualified as a “regulated investment company” under Subchapter M of the Code, that each will make every effort to maintain such qualification, and will notify the COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

2.12           Each Party shall comply with applicable anti-money laundering laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder.

2.13           Each Party shall comply with any applicable privacy and notice provisions of 15 U.S.C. Sections 6801–6827 and any applicable regulations promulgated thereunder (including, but not limited to, 17 C.F.R. Part 248), as they may be amended from time to time.

2.14           The COMPANY acknowledges that, pursuant to Form 24F-2, the FUND is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to a Separate Account that is a UIT that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”). The COMPANY agrees to provide the FUND each year within 60 days of the end of the Fund’s fiscal year, or when reasonably requested by the FUND, information as to the number of shares purchased by a Registered Account and any other Separate Account the interests of which are not registered under the 1933 Act.

Article III
STATEMENTS AND REPORTS

3.1           The FUND or its designee shall provide to the COMPANY as many copies of the Fund’s current prospectuses (such prospectuses to be summary or statutory) and Statements of Additional Information (“SAIs”) describing the Designated Portfolios as the COMPANY may reasonably request. If requested by the COMPANY in lieu thereof, the FUND shall provide such documentation (including a final copy of the FUND’s prospectus as set in type or in camera-ready copy or in electronic form) and other assistance as is reasonably necessary for the COMPANY to either print a stand-alone document or print together in one document the current prospectus for the Variable Contracts issued by the COMPANY and the current prospectus or SAI for the FUND, or a document combining the FUND’s prospectus or SAI for the Designated Portfolios with prospectuses or SAIs of other funds in which the Variable Contracts may be able to invest. The FUND shall bear the expense of printing copies of its current prospectuses and SAIs relating to the Designated Portfolios that will be distributed to existing Variable Contract owners, and the COMPANY shall bear the expense of printing copies of the FUND’s prospectuses and SAIs that are used in connection with offering the Variable Contracts.

3.2           The FUND, at the FUND’s expense, shall provide the COMPANY with copies of its proxy statements, periodic reports to shareholders, and other communications to shareholders describing the Designated Portfolios in such quantity as the COMPANY shall reasonably require for purposes of distributing to owners of Variable Contracts. The FUND, at the COMPANY’s expense, shall provide the COMPANY with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as the COMPANY shall reasonably request for use in connection with offering the Variable Contracts. If requested by the COMPANY in lieu thereof, the FUND shall provide at the FUND’s expense such documentation (including a final copy of the FUND’s proxy statements, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy or in electronic form) and other assistance as reasonably necessary for the COMPANY to print such shareholder communications for distribution to owners of Variable Contracts.

3.3           The FUND will provide to the COMPANY at least one complete copy of all registration statements, prospectuses, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, promptly after the filing or such document with the SEC or other regulatory authorities.

3.4           The COMPANY will provide to the FUND at least one copy of all registration statements, prospectuses, reports, proxy statements, application for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Contracts or the Separate Accounts, promptly after the filing of such document with the SEC.

3.5           The COMPANY will provide the FUND on a semi-annual basis, or more frequently as reasonably requested by the FUND, with a current tabulation of the number of existing Variable Contract owners whose Variable Contract values are invested in the Designated Portfolios.

3.6           Except as otherwise expressly provided in this Agreement, each Party agrees to bear all expenses incident to performance by the Party under this Agreement.

3.7           The Parties shall refer to Schedule B, attached hereto, which details cost allocations for specific expenses.

3.8           Notwithstanding anything herein to the contrary, the ADVISER or its designee shall reimburse the COMPANY for the reasonable costs associated with substituting one or more different portfolios of a registered investment company for one or more Designated Portfolios where due to the acts of the FUND or the ADVISER: (i) the FUND either offers its Shares at public sale, ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the FUND no longer qualifies to serve as a funding vehicle for the Variable Contracts; (ii) there is a material change in a fundamental investment objective of the FUND requiring shareholder approval which results in the reclassification of the investment style of the Designated Portfolio by a nationally recognized mutual fund ranking organization, and the COMPANY provides the ADVISER with written notice of its objection to such change prior to shareholder approval of such change; (iii) the FUND has discontinued or intends to discontinue the offering of its shares to existing or prospective Variable Contract owners; or (iv) the Agreement is terminated in accordance with Article V. The costs of such substitution shall include, without limitation, reasonable legal fees for obtaining any required SEC order approving such substitution, and expenses for printing and distributing any Separate Account prospectus or SAI supplement or other disclosure of the substitution or elimination of the Designated Portfolios as an investment vehicle under the Variable Contracts.

Article IV
SALES MATERIALS

4.1           Upon request from the FUND or the ADVISER, the COMPANY will furnish, or will cause to be furnished, to the FUND sales literature or other promotional material in which the FUND (or a Designated Portfolio thereof) or the ADVISER is named. The FUND reserves the right to reasonably object to the continued use of any such sales literature or other promotional material, and no such material shall be used if the FUND so objects.

4.2           Upon request from the COMPANY, the FUND or the ADVISER will furnish, or will cause to be furnished, to the COMPANY sales literature or other promotional materials in which the COMPANY, its Separate Account(s), or any Variable Contract is named. The COMPANY reserves the right to reasonably object to the continued use of any such sales literature or other promotional material, and no such material shall be used if the COMPANY so objects.

4.3           The FUND and the ADVISER and their affiliates and agents shall not give any information or make any representations on behalf of the COMPANY or concerning the COMPANY, the Separate Account(s), or the Variable Contracts, other than the information or representations contained in a registration statement or prospectus or SAI for such Variable Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the COMPANY or its designee, except with the written permission of the COMPANY.

4.4           The COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of the FUND or the ADVISER or concerning the FUND and the ADVISER other than the information or representations contained in a registration statement, prospectus or SAI for the FUND, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the FUND, the ADVISER, or their designee, except with the written permission of the FUND or the ADVISER.

4.5           For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), shareholder reports and proxy materials (including solicitations for voting instructions), and any other material constituting sales literature or advertising under Financial Industry Regulatory Authority (“FINRA”) rules, the 1940 Act or the 1933 Act.

4.6           At the request of any Party to this Agreement, each other Party will make available to the other Party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any Party’s obligations under this Agreement.

Article V
POTENTIAL CONFLICTS

The following provisions shall apply only upon the sale of shares of Designated Portfolios to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

5.1           The FUND represents that the FUND Board will monitor the FUND for the existence of any material irreconcilable conflict between the interests of the variable contract owners of Participating Insurance Company separate accounts and all Plans investing in the FUND. A material irreconcilable conflict may arise for a variety of reasons, including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any Designated Portfolio are being managed; (v) a difference in voting instructions given by variable contract owners of different Participating Insurance Companies, Plans or Plan participants; (vi) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners; or (vii) if applicable, a decision by a Plan to disregard the voting instructions of Plan participants.

5.2           The COMPANY will report any potential or existing conflicts of which it is aware to the Board. The COMPANY will assist the Board in carrying out its responsibilities under the relevant provisions of the federal securities laws, including Rule 6e-3(T)(b)(15), and the conditions set forth in the notice issued by the SEC for the FUND on February 20, 2009 (the “Mixed and Shared Funding Notice”) (Investment Company Act Release No. 28619), by providing the Board with all information reasonably necessary for it to consider any issues raised. This includes, but is not limited to, an obligation by the COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by the COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3           (a)           If a majority of the Board or a majority of its directors who are not interested persons of the FUND, the ADVISER or any sub-adviser to any of the Designated Portfolios (“Disinterested Directors”) determines that a material irreconcilable conflict exists, affecting the COMPANY, then the COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of Disinterested Directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Separate Accounts from the FUND or any Designated Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Designated Portfolio of the FUND or another investment company; (ii) submitting the question as to whether such withdrawal should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group or class (i.e., variable contract owners of one or more Participating Insurance Companies) that votes in favor of such withdrawal; (iii) withdrawing the assets allocable to some or all of the Plans from the FUND or any Designated Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Designated Portfolio of the FUND or another investment company; or (iv) establishing a new registered management investment company or managed separate account. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

(b)           If a material irreconcilable conflict arises because of a decision by the COMPANY to disregard Variable Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the COMPANY may be required, at the FUND’s election, to withdraw the affected Separate Account’s investment in the FUND and terminate this Agreement with respect to such Separate Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors of the Board. Any such withdrawal and termination must take place within six (6) months after the FUND gives written notice that this provision is being implemented, and until the end of that six (6) month period, the FUND shall continue to accept and implement orders by the COMPANY for the purchase (and redemption) of shares of the FUND. No charge or penalty will be imposed as a result of such withdrawal.

(c)           If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the COMPANY conflicts with the majority of other state regulators, then the COMPANY will withdraw the affected Separate Account’s investment in the FUND and terminate this Agreement with respect to such Separate Account within six (6) months after the Board informs the COMPANY in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors of the Board. Until the end of the foregoing six (6) month period, the FUND shall continue to accept and implement orders by the COMPANY for the purchase (and redemption) of shares of the FUND.

(d)           For the purposes of this Section 5.3, a majority of the Disinterested Directors shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the FUND or the ADVISER (or any other investment adviser of the FUND) be required to establish a new funding medium for any Variable Contract.  Further, the COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if an offer to do so has been declined by a vote of a majority of Variable Contract owners affected in a materially adverse manner by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the COMPANY will withdraw the affected Separate Account’s investment in the FUND and terminate this Agreement within six (6) months after the Board informs the COMPANY in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

5.4           The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the COMPANY.

5.5           The COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by Section 5.3 of this Agreement.

Article VI
VOTING

6.1           The COMPANY will provide pass-through voting privileges to all Variable Contract owners with respect to shares of the FUND owned by the COMPANY’s Separate Accounts that are registered as investment companies under the 1940 Act (“Registered Separate Accounts”) for as long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Registered Separate Accounts. Accordingly, the COMPANY, where applicable, will vote shares of the FUND held in its Registered Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. The COMPANY will be responsible for assuring that each of its Registered Separate Accounts that participates in the FUND calculates voting privileges on matters related to the FUND in a manner consistent with other Registered Separate Accounts owning shares of the FUND. The obligation to calculate voting privileges in a manner consistent with all other Registered Separate Accounts investing in the FUND will be a contractual obligation of all Participating Insurance Companies under the agreements governing participation in the FUND. Each Participating Insurance Company will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions for that Registered Separate Account. The FUND shall provide the COMPANY and each Participating Insurance Company with a written copy of the conditions set forth in the Mixed and Shared Funding Notice and such other assistance as may be necessary to facilitate coordination between the COMPANY and other Participating Insurance Companies in complying with such conditions and provided further that the COMPANY shall be free to vote the FUND shares attributable to any Separate Account in any manner permitted by applicable law, to the extent the Mixed and Shared Funding Order is superseded by SEC or administrative practice (including no-action relief). The COMPANY will either (i) provide pass-through voting privileges to owners of Variable Contracts with respect to shares of the FUND owned by the COMPANY’s Separate Accounts that are excluded from the definition of “investment company” by Sections 3(c)(1) or 3(c)(7) of the 1940 Act (“Unregistered Separate Accounts”) or (ii) vote shares of the FUND held by Unregistered Separate Accounts in the same proportion as the vote of all other holders of such shares. The COMPANY reserves the right to vote the FUND shares held in its general account and any segregated asset account in its own right, to the extent permitted by law.

6.2           If and to the extent Rule 6e-2 and/or Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed funding on terms and conditions materially different from any exemptions granted in the Mixed and Shared Funding Order, then (i) the FUND and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable; and (ii) Sections 5.1, 5.2 and 5.3 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

6.3           The FUND will comply with all provisions of the 1940 Act, the regulations thereunder, and applicable SEC staff interpretations regarding pass-through voting.

Article VII
INDEMNIFICATION

7.1           Indemnification by the COMPANY. The COMPANY agrees to indemnify and hold harmless the FUND and the ADVISER and each of their directors, officers, employees and agents and each person, if any, who controls the FUND or the ADVISER within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 7.1 through 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the COMPANY, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) (collectively, a “Loss”) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale of the Variable Contracts and:

(a)           arises out of or is based upon any untrue statements or alleged untrue statements of any material fact contained in any registration statement, prospectus, sales literature or other promotional material with respect to the Variable Contracts or the Separate Accounts (“Contract Material”), or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the COMPANY or its designee by or on behalf of the Indemnified Party for use in the Contract Material or otherwise for use in connection with the sale of the Variable Contracts or the FUND shares; or

(b)           arises out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature or other promotional material of the FUND (“Fund Material”) or arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the FUND for inclusion therein by or on behalf of the COMPANY; or

(c)           arises out of or as a result of wrongful conduct, statements or representations (other than statements or representations referred to in clauses (a) or (b) of this Section 7.1) of the COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or the FUND shares; or

(d)           arises as a result of any failure by the COMPANY to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement; or

(e)           arises out of or results from any material breach of any representation and/or warranty made by the COMPANY in this Agreement or arises out of or results from any other material breach of this Agreement by the COMPANY; as limited by and in accordance with the provisions of Sections 7.2 and 7.3 hereof.

7.2           The COMPANY shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of obligations or duties, under this Agreement.

7.3           The COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the COMPANY of any such claim shall not relieve the COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the COMPANY shall be entitled to participate at its own expense in the defense of such action. The COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the COMPANY to such Party of the COMPANY’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the COMPANY will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify the COMPANY of the commencement of any litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the FUND.

7.4           Indemnification by ADVISER. The ADVISER agrees to indemnify and hold harmless the COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls the COMPANY within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.4 through 7.6) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the sale or acquisition of shares or the sale of the Variable Contracts and:

(a)           arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Material, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the ADVISER or its designee by or on behalf of the Indemnified Party for use in the Fund Material or otherwise for use in connection with the sale of the Variable Contracts or Fund shares; or

(b)           arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract Material, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the COMPANY for inclusion therein by or on behalf of the FUND or the ADVISER; or

(c)           arises out of or as a result of wrongful conduct, statements or representations (other than statements or representations referred to in clauses (a) or (b) of this Section 7.4) of the FUND or the ADVISER or persons under their control, with respect to the sale or distribution of the Variable Contracts or the FUND shares; or

(d)           arises as a result of (i) a failure by the FUND or the ADVISER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or (ii) a failure by a Designated Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code as delineated in Section 2.10 of this Agreement, and subject to the assumptions made by the Fund and the Adviser in Section 2.10; or (iii) a failure by a Designated Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code; or

(e)           arises out of or results from any material breach of any representation and/or warranty made by the FUND or the ADVISER in this Agreement or arises out of or results from any other material breach of this Agreement by the FUND or the ADVISER; as limited by and in accordance with the provisions of Sections 7.5 and 7.6 hereof. In making this indemnification, the ADVISER and the FUND may assume that the COMPANY is in compliance with Section 2.4 of this Agreement.

7.5           The ADVISER shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of obligations and duties, under this Agreement.

7.6           The ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the ADVISER of any such claim shall not relieve the ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the ADVISER shall be entitled to participate at its own expense in the defense thereof. The ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the ADVISER to such Party of the ADVISER’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the ADVISER will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify the ADVISER of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance of sale of the FUND shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the FUND.

7.7           Indemnification by the FUND. The FUND agrees to indemnify and hold harmless the COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls the COMPANY within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.7 through 7.9) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Loss is related to the operation of the FUND and:

(a)           arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund Material, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the FUND or its designee by  or on behalf of the Indemnified Party for use in the Fund Material or otherwise for use in connection with the sale of the Variable Contracts or the FUND shares; or

(b)           arises out of any untrue statement or alleged untrue statement of a material fact contained in any Contract Material, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the COMPANY for inclusion therein by or on behalf of the FUND; or

(c)           arises out of or as a result of wrongful conduct, statements or representations (other than statements or representations referred to in clauses (a) or (b) of this Section 7.7) of the FUND or persons under its control, with respect to the sale or distribution of the Variable Contracts or the FUND shares; or

(d)           arises as a result of (i) a failure by the FUND to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement; or (ii) arises out of or results from any material breach of any representation and/or warranty made by the FUND in this Agreement or arises out of or results from any other material breach of this Agreement by the FUND;

as limited by and in accordance with the provisions of Sections 7.8 and 7.9 hereof.

7.8           The FUND shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of obligations and duties, under this Agreement.

7.9           The FUND shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the FUND in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the FUND of any such claim shall not relieve the FUND from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the FUND shall be entitled to participate at its own expense in the defense of such action. The FUND also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the FUND to such Party of the FUND’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the FUND will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Each Indemnified Party will promptly notify the FUND of the commencement of any litigation or proceedings against the Indemnified Party or any of its officers or directors in connection with this Agreement, the issuance or sale of the Portfolio shares, the Variable Contracts or the operation of each Separate Account or the acquisition of shares in the FUND.

Article VIII
TERMINATION

8.1           Notice of Termination.  This Agreement may be terminated at any time by the COMPANY on ninety (90) days’ written notice to the FUND and by the FUND on ninety (90) days’ written notice to the COMPANY.

8.2           Immediate Termination by the FUND or the ADVISER.  This Agreement may be terminated immediately at the option of either the FUND or ADVISER if:

(a)           formal proceedings have been instituted against the COMPANY by FINRA, the SEC, the insurance commission of any state or any other regulatory body with jurisdiction over the COMPANY or its business regarding the COMPANY’s duties under this Agreement or related to the sale of the Variable Contracts, the operation of the Separate Accounts, the administration of the Variable Contracts or the purchase of Designated Portfolio shares, or an expected or anticipated ruling, judgment or outcome which would, in the FUND’s or ADVISER’s reasonable judgment, materially impair the COMPANY’s ability to meet and perform the COMPANY’s obligations and duties hereunder;

(b)           the ADVISER or FUND has determined, in either the ADVISER’s or the FUND’s sole judgment exercised in good faith, that either (i) the COMPANY has suffered a material adverse change in its business or financial condition; (ii) the COMPANY has been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the FUND or the ADVISER; or (iii) the COMPANY has breached any obligation under this Agreement in a material respect and such breach has gone unremedied for thirty (30) days after receipt by the COMPANY of notice in writing from the FUND or ADVISER of such breach; or

(c)           interests in a Separate Account with respect to the Variable Contracts are not registered, where required, or are not issued or sold in accordance with any applicable federal or state law in all material respects.

8.3           Immediate Termination by the COMPANY.  This Agreement may be terminated immediately at the option of the COMPANY if:

(a)           formal proceedings have been instituted against the FUND or ADVISER by FINRA, the SEC, or any other regulatory body with jurisdiction over the FUND or the ADVISER or the FUND’s or ADVISER’s business, regarding the FUND’s or ADVISER’s duties under this Agreement or related to the sale or purchase of the Designated Portfolio shares, or an expected or anticipated ruling, judgment or outcome which would, in the COMPANY’s reasonable judgment, materially impair the ADVISER’s or FUND’s ability to meet and perform the ADVISER’s or FUND’s obligations and duties hereunder.

(b)           the COMPANY has determined, in the COMPANY’s sole judgment exercised in good faith, that either (i) the FUND or ADVISER has suffered a material adverse change in its business or financial condition; (ii) the FUND or ADVISER has been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the COMPANY; or (iii) the FUND or ADVISER has breached any obligation under this Agreement in a material respect and such breach has gone unremedied for thirty (30) days after receipt by the FUND or ADVISER of notice in writing from the COMPANY of such breach.

(c)           any of the Fund’s shares are not registered, where required, or are not issued or sold in accordance with any applicable federal or state law in all material respects.

8.4           Effect of Termination. Notwithstanding any termination of this Agreement, the FUND shall, at the option of the COMPANY, continue to make available additional shares of the Designated Portfolios pursuant to terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios, and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 8.4 shall not apply to any terminations under Article V and the effect of such Article V terminations shall be governed by Article V of this Agreement. Notwithstanding any termination of this Agreement, Article VII shall survive.

Article IX
NOTICES

Any notice hereunder shall be sufficiently given when sent by registered mail or certified mail return receipt requested, or next-day delivery to the other Parties at the addresses set forth below or at such other address as a Party may from time to time specify in writing to the other Parties.

If to the ADVISER:

New York Life Investment Management LLC
169 Lackawanna Avenue
Parsippany, New Jersey 07054
Attn: President, with a copy to the Associate General Counsel

If to the FUND:

Mainstay VP Series Fund, Inc.
51 Madison Avenue
New York, NY 10010
Attn: President, with a copy to the Secretary

If to the COMPANY:

New York Life Insurance and Annuity Corporation
51 Madison Avenue
New York, New York 10010
Attn: Charles Whites
with a copy to the Office of the General Counsel/Variable Product Attorney

Article X
MISCELLANEOUS

10.1           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.2           This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.3           If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.5           The Parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Director, officer, or shareholder of a Portfolio (solely by reason of their status as such) shall be personally liable for such debt, obligation or liability of any Portfolio.

10.6           Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

10.8           No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the FUND, the ADVISER and the COMPANY.

10.9           This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

10.10           Subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential the names and addresses of the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other Party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected Party until such time as such information has come into the public domain.

*   *   *   *    *

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

Mainstay VP Series Fund, Inc.

/s/ Jack R. Benintende
By:	Jack R. Benintende
Treasurer and Principal Financial Officer

New York Life Investment Management LLC

/s/ Stephen P. Fisher
By:	Stephen P. Fisher
Senior Managing Director and Chief Marketing Officer

New York Life Insurance and Annuity Corporation

/s/ John R. Meyer
By:	John R. Meyer
Senior Vice President

SCHEDULE A
Separate Accounts, Variable Contracts and Designated Portfolios
Subject to the Participation Agreement

 Registered Separate Accounts and Variable Contracts

Name of Separate Account and Date Established by Board of Directors	Names of Contracts Funded by Separate Account and Form Numbers Thereof
NYLIAC Variable Universal Life Separate Account-I June 4, 1993
Variable Universal Life #793-90
Survivorship Variable Universal Life #797-150
Survivorship Variable Universal Life #302-150
Variable Universal Life 2000 #799-90
Variable Universal Life 2000 #302-90
Single Premium Variable Universal Life #301-95
Single Premium Variable Universal Life #302-95
Single Premium Variable Universal Life # 303-95
Pinnacle Variable Universal Life #300-80 and #300-82
Pinnacle Survivorship Variable Universal Life #300-81 and #300-83
Variable Universal Life Provider #303-30
Variable Universal Life Provider #303-31
New York Life Variable Universal Life Accumulator #308-30
New York Life Survivorship Variable Universal Life Accumulator #308-150
New York Life Legacy Creator Single Premium Variable Universal Life #308-95

NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I May 24, 1966
Corporate Sponsored Variable Universal Life #796-40
Corporate Executive Series Variable Universal Life #300-40, #301-43 and 307-43
Corporate Executive Series Variable Universal Life Accumulator #309-20

NYLIAC Variable Annuity Separate Account-I October 15, 1992	New York Life (formerly LifeStages®) Flexible Premium Variable Annuity (Original) #993-190
NYLIAC Variable Annuity Separate Account-II October 15, 1992	New York Life (formerly LifeStages®) Flexible Premium Variable Annuity (Original) #993-190
NYLIAC MFA Separate Account-I May 27, 1983	Facilitator Multi-Funded Retirement Annuity #983-192 and #983-193
NYLIAC MFA Separate Account-II May 27, 1983	Facilitator Multi-Funded Retirement Annuity #983-190 and #983-191

NYLIAC Variable Annuity Separate Account-III November 30, 1994
New York Life (formerly LifeStages®) Variable Annuity #995-190
New York Life (formerly MainStay) Plus Variable Annuity #999-190
 (Supersedes #998-190)
New York Life (formerly New LifeStages®) Flexible Premium Variable Annuity #000-190
New York Life (formerly LifeStages®) Premium Plus Variable Annuity#200-195
New York Life (formerly (Original) LifeStages®) Access Variable Annuity #200-090
New York Life (formerly MainStay) Access Variable Annuity #200-090
New York Life (formerly MainStay) Premium Plus Variable Annuity #200-190

Name of Separate Account and Date Established by Board of Directors	Names of Contracts Funded by Separate Account and Form Numbers Thereof

New York Life (formerly LifeStages®) Essentials Variable Annuity #202-192
New York Life (formerly MainStay) Plus II Variable Annuity #202-192
New York Life (formerly LifeStages®) Select Variable Annuity #202-190
New York Life (formerly MainStay) Select Variable Annuity #202-190
New York Life (formerly LifeStages®) Premium Plus II #203-195
New York Life (formerly MainStay) Premium Plus II #203-190
New York Life (formerly LifeStages®) Access Variable Annuity #204-191
New York Life Premier Plus Variable Annuity #208-192
New York Life Premier Variable Annuity #208-191
New York Life Complete Access Variable Annuity #208-190

NYLIAC Variable Annuity Separate Account-IV June 10, 2003
New York Life (formerly LifeStages®) Elite Variable Annuity #203-193
New York Life (formerly MainStay) Elite Variable Annuity #203-193
New York Life (formerly LifeStages®) Premium Plus Elite Variable Annuity #204-193
New York Life (formerly LifeStages®) Longevity Benefit Variable Annuity #206-193
New York Life Premier Plus Variable Annuity #208-192
New York Life Premier Variable Annuity #208-191

Non-registered Separate Accounts and Variable Contracts

Name of Separate Account and Date Established by Board of Directors	Names of Contracts Funded by Separate Account and Form Numbers Thereof
NYLIAC PPVUL Separate Account-I
Pinnacle Private Placement Variable Universal Life #301-41 CERT (group policies) and #301-42 (individual policies)

Magnastar Private Placement Variable Universal Life #302-10C (group policies) and #301-11 (individual policies)

CorpExec Private Placement Variable Universal Life #304-47 (individual policies) and #304-46C (group policies)

Magnastar Survivorship Private Placement Variable Universal Life #302-14 (individual policies) and #304-12C (group policies)

NYLIAC PPVUL Separate Account-II
Pinnacle Private Placement Variable Universal Life #301-41 CERT (group policies) and #301-42 (individual policies)

Magnastar Private Placement Variable Universal Life #302-10C (group policies) and #301-11 (individual policies)

CorpExec Private Placement Variable Universal Life #304-47 (individual policies) and #304-46C (group policies)

Magnastar Survivorship Private Placement Variable Universal Life #302-14 (individual policies) and #304-12C (group policies)

Designated Portfolios

MainStay VP Balanced Portfolio – Initial Class and Service Class Shares

MainStay VP Bond Portfolio – Initial Class and Service Class Shares

MainStay VP Cash Management Portfolio – Initial Class Shares

MainStay VP Common Stock Portfolio – Initial Class and Service Class Shares

MainStay VP Conservative Allocation Portfolio – Initial Class and Service Class Shares

MainStay VP Convertible Portfolio – Initial Class and Service Class Shares

MainStay VP Floating Rate Portfolio – Initial Class and Service Class Shares

MainStay VP Government Portfolio – Initial Class and Service Class Shares

MainStay VP Growth Allocation Portfolio – Initial Class and Service Class Shares

MainStay VP Growth Equity Portfolio – Initial Class and Service Class Shares

MainStay VP High Yield Corporate Bond Portfolio – Initial Class and Service Class Shares

MainStay VP ICAP Select Equity Portfolio – Initial Class and Service Class Shares

MainStay VP Income Builder Portfolio – Initial Class and Service Class Shares

MainStay VP International Equity Portfolio – Initial Class and Service Class Shares

MainStay VP Large Cap Growth Portfolio – Initial Class and Service Class Shares

MainStay VP Mid Cap Value Portfolio – Initial Class and Service Class Shares

MainStay VP Moderate Allocation Portfolio – Initial Class and Service Class Shares

MainStay VP Moderate Growth Allocation Portfolio – Initial Class and Service Class Shares

MainStay VP U.S. Small Cap Growth Portfolio – Initial Class and Service Class Shares

MainStay VP S&P 500 Index Portfolio – Initial Class and Service Class Shares

SCHEDULE B1

The COMPANY	The FUND
Preparing and filing the Separate Account registration statements.	Preparing and filing the FUND registration statement.
Text composition and alterations for the Separate Account prospectuses, SAIs and any supplements thereto.
Text composition and alterations for the FUND prospectuses, SAIs and any supplements thereto, including versions of these documents to accommodate various combinations of Designated Portfolios offered under Separate Account prospectuses.

Printing of the FUND prospectuses, SAIs and supplements thereto for prospective Variable Contract owners. Printing Separate Account prospectuses, SAIs and supplements thereto.
Supplying typeset, camera and/or web-ready FUND prospectuses, SAIs and supplements. Printing of the FUND prospectuses, SAIs and supplements thereto for existing Variable Contract owners that invest in the FUND.

Mailing and distributing the FUND prospectuses, SAIs and supplements thereto to prospective Variable Contract owners. Mailing and distributing Separate Account prospectuses, SAIs and supplements to prospective and existing Variable

All or the Fund’s pro-rata portion (if combined with documents of other funds) of mailing and distributing the FUND prospectuses, SAIs and supplements thereto to existing Variable Contract owners. (SAIs are distributed only upon request of the Variable Contract owner.) Contract owners. (SAIs are distributed only upon request of the Variable Contract owner.)

Text composition and alterations of the Separate Account portion of the annual and semi-annual reports.
Text composition and alterations of the FUND proxy statements and voting instructions solicitation materials to Variable Contract owners with respect to proxies related to the FUND, annual and semi-annual reports for the FUND and other communications to shareholders.

Printing, mailing and distributing annual and semi-annual reports for prospective Variable Contract owners.
All or the Fund’s pro-rata portion (if combined with documents of other funds) of mailing and distributing annual and semi-annual reports for the FUND to existing Variable Contract owners that invest in the FUND.

Mailing and distributing and tabulation of proxy statements and voting instruction solicitation materials to Variable Contract owners with respect to proxies related to the Separate Account(s).
Supplying typeset, camera and/or web-ready FUND proxy statements and voting instructions solicitation materials, annual and semi-annual reports and other communications to shareholders. Printing costs for copies of such materials distributed to Variable Contract owners.

Preparation, printing and distributing sales material and advertising related to the FUND and contained in Separate Account advertising and sales materials; and filing such materials with the obtaining approval from, the SEC, the National Association of Securities Dealers, Inc., any state insurance regulatory authority and any other appropriate regulatory authority, to the extent required.

1
Pursuant to a Letter Agreement between the ADVISER and the COMPANY dated March 1, 2001, the ADVISER has agreed to pay the COMPANY for the COMPANY’s assistance with certain services rendered in connection with existing Variable Contract owners. Such services include, but are not limited to, mailing FUND prospectuses, SAIs and proxy material to existing Variable Contract owners. To the extent that the services described in the Letter Agreement conflict with those described in this Schedule B, the Letter Agreement, while in force, will supersede this Schedule B.

B-1